As filed with the Securities and Exchange Commission on July 6 2006.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KAISER ALUMINUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3030279 (I.R.S. Employer Identification No.)
27422 Portola Parkway, Suite 350
Foothill Ranch, California 92610-2831
(Address of principal executive offices)
KAISER ALUMINUM CORPORATION
2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
(Full title of the plan)
John M. Donnan, Esq.
Vice President, General Counsel and Secretary
Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 350
Foothill Ranch, California 92610-2831
(Name and address of agent for service)
(949) 614-1740
(Telephone number, including area code,
of agent for service)
with copies to:
Troy B. Lewis, Esq.
Jones Day
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount	Offering	Aggregate	Amount of
Securities to	to be	Price per	Offering	Registration
be Registered	Registered (1)	Share (2)	Price (2)	Fee (2)
Common Stock, par value $0.01 per share	2,222,222	$35.00	$77,777,770.00	$8,322.23

1.	Represents shares issuable pursuant to the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan (the “Plan”). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become available for issuance pursuant to the Plan as a result of the antidilution provisions contained therein.

2.	The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the daily bid and asked prices of shares of the common stock in when-issued trading on the last date reported by The Nasdaq Stock Market, Inc. on last date reported prior to the date of the filing of this registration statement.

EXPLANATORY NOTE
     The information called for by Part I of Form S-8 is included in the description of the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan (the “Plan”) to be delivered to persons acquiring shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this registration statement on Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed by Kaiser Aluminum Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this registration statement on Form S-8:
(a)	Annual report on Form 10-K for the fiscal year ended December 31, 2005, as amended by Form 10-K/A filed on April 18, 2006;

(b)	Quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006;

(c)	The following current reports on Form 8-K:
•	dated January 23, 2006 and filed with the Commission on January 25, 2006,

•	dated February 1, 2006 and filed with the Commission on February 7, 2006,

•	dated March 14, 2006 and filed with the Commission on March 20, 2006,

•	dated March 20, 2006 and filed with the Commission on March 23, 2006,

•	dated March 30, 2006 and filed with the Commission on March 30, 2006,

•	dated April 10, 2006 and filed with the Commission on April 14, 2006,

•	dated April 26, 2006 and filed with the Commission on April 28, 2006,

•	dated May 8, 2006 and filed with the Commission on May 9, 2006, and

•	dated May 11, 2006 and filed with the Commission on May 17, 2006; and
(d)	The description of the Company’s common stock, par value $0.01 per share, contained in the Company’s registration statement on Form 8-A filed on July 6, 2006.
In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in later-dated documents supplements, modifies or supersedes statements contained in earlier-dated documents.

     Item 6. Indemnification of Directors and Officers.
     The Company’s certificate of incorporation limits the liability of the Company’s directors to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). The DCGL provides that a corporation may limit the personal liability of its directors for monetary damages for breach of that individual’s fiduciary duties as a director except for liability for any of the following: (a) a breach of the director’s duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) certain unlawful payments of dividends or unlawful stock repurchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
     Section 145 of the DGCL generally provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys’ fees and other judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DCGL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
     The Company’s certificate of incorporation provides that the Company is required to indemnify its directors and officers to the fullest extent permitted or required by the DGCL, although, except with respect to certain actions, suits or proceedings to enforce rights to indemnification, a director or officer will only be indemnified with respect to any action, suit or proceeding such person initiated to the extent such action, suit or proceeding was authorized by the Company’s Board of Directors. The Company’s certificate of incorporation also requires the Company to advance expenses incurred by a director or officer in connection with the defense of any action, suit or proceeding arising out of that person’s status or service as director or officer of the Company or as director, officer, employee or agent of another enterprise, if serving at the Company’s request. In addition, the Company’s certificate of incorporation permits the Company to secure insurance to protect itself and any director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.
     In addition, the Company has entered into indemnification agreements with each of its directors and executive officers containing provisions that obligate the Company to, among other things:
•	indemnify, defend and hold harmless the director or officer to the fullest extent permitted or required by Delaware law, except that, subject to certain exceptions, the director or officer will be indemnified with respect to a claim initiated by such director or officer against the Company or any other director or officer of the Company only if the Company has joined in or consented to the initiation of such claim;

•	advance prior to the final disposition of any indemnifiable claim any and all expenses relating to, arising out of or resulting from any indemnifiable claim paid or incurred by the director or officer or which the director or officer determines is reasonably likely to be paid or incurred by him or her; and

•	utilize commercially reasonable efforts to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s policies of directors’ and officers’ liability insurance at the time the parties enter into such indemnification agreement.

     Item 8. Exhibits.
     The following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Kaiser Aluminum Corporation (the “Company”) (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 6, 2006).

4.2	Amended and Restated Bylaws of the Company adopted and in effect on July 6, 2006 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

5.1	Opinion of Jones Day.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wharton Levin Ehrmantraut & Klein, P.A.

23.3	Consent of Heller Ehrman LLP.

23.4	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of attorney (included on signature pages).

99.1	The Company 2006 Equity and Performance Incentive Plan.
     Item 9. Undertakings.
     A. The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on this 6th day of July, 2006.

KAISER ALUMINUM CORPORATION
By:	/s/ John M. Donnan
John M. Donnan
Vice President, General Counsel and Secretary

     Each person whose signature appears below authorizes Jack A. Hockema, Joseph P. Bellino, John M. Donnan, Daniel D. Maddox and Daniel J. Rinkenberger, and each of them, as attorneys-in-fact and agents for each of them (with full power of substitution and resubstitution), for and in the name, place and stead of such individual, to sign and file with the Securities and Exchange Commission any and all amendments, supplements and exhibits to, and documents in connection with, this registration statement, including post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Jack A. Hockema Jack A. Hockema	President and Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2006

/s/ Joseph P. Bellino Joseph P. Bellino	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 6, 2006

/s/ Daniel D. Maddox Daniel D. Maddox	Vice President and Controller (Principal Accounting Officer)	July 6, 2006

/s/ George Becker George Becker	Director	July 6, 2006

/s/ Carl B. Frankel Carl B. Frankel	Director	July 6, 2006

/s/ Teresa A. Hopp Teresa A. Hopp	Director	July 6, 2006

SIGNATURES	TITLE	DATE

/s/ William F. Murdy William F. Murdy	Director	July 6, 2006

/s/ Alfred E. Osborne, Jr. Alfred E. Osborne, Jr.	Director	July 6, 2006

/s/ Georganne C. Proctor Georganne C. Proctor	Director	July 6, 2006

/s/ Jack Quinn Jack Quinn	Director	July 6, 2006

/s/ Thomas M. Van Leeuwen Thomas M. Van Leeuwen	Director	July 6, 2006

/s/ Brett E. Wilcox Brett E. Wilcox	Director	July 6, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Kaiser Aluminum Corporation (the “Company”) (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 6, 2006).

4.2	Amended and Restated Bylaws of the Company adopted and in effect on July 6, 2006 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed by the Company with the SEC on July 6, 2006).

5.1	Opinion of Jones Day.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wharton Levin Ehrmantraut & Klein, P.A.

23.3	Consent of Heller Ehrman LLP.

23.4	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of attorney (included on signature pages).

99.1	The Company 2006 Equity and Performance Incentive Plan.